Exhibit 10.26
Contract No. 051104-0004-0000    Amendment Number 2

AMENDMENT TO RAYONIER ADVANCED MATERIALS INC. INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES (“the Plan”)

WHEREAS, Rayonier Advanced Materials Inc. (the “Employer”) maintains the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (the “Plan”) for its employees;

WHEREAS, Rayonier Advanced Materials Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 1-1-2016.

1. The Adoption Agreement is amended to read:

C-1	DIRECTION OF INVESTMENTS. Are Participants permitted to direct investments? (See Section 10.07 of the Plan.)
☐     No
☑     Yes

☑ (a)	Specify Accounts: All Accounts

☐(b)	Check this selection if the Plan is intended to comply with ERISA §404(c). (See Section 10.07(e) of the Plan.)

☑ (c)
Describe any special rules that apply for purposes of direction of investments: No current Contributions may be invested in the Rayonier Share Fund, as described in the Addendum - Protected Benefits page.

[Note: This subsection (c) may be used to describe special investment provisions for specific types of investments, such as Qualifying Employer Securities or Qualifying Real Property, or for specific Accounts, such as the Rollover Contribution Account. Any provisions added under subsection (c) will be subject to the nondiscrimination requirements under Code §401(a)(4).]

Exhibit 10.26
Contract No. 051104-0004-0000    Amendment Number 2

EMPLOYER SIGNATURE PAGE
PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees to effect:

☐ (a)	The adoption of a new plan, effective [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]

☐ (b)	The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.

(1)
Effective date of restatement:     . [Note: Date can be no earlier than January 1, 2007. Section 14.01(f)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (1) without jeopardizing reliance.]

(2)    Name of plan(s) being restated:
(3)    The original effective date of the plan(s) being restated:

☑ (c)
An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

(1)	Effective Date(s) of amendment/restatement: 1-1-2016

(2)	Name of plan being amended/restated: Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

(3)	The original effective date of the plan being amended/restated: 6-27-2014

(4)	If Plan is being amended, identify the Adoption Agreement section(s) being amended: C-1(a) Participants are permitted to direct investments to all accounts.
VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company
Address: 1295 State Street Springfield, MA 01111-0001
Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer’s needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Advanced Materials Inc.
(Name of Employer)

(Name of authorized representative)	(Title)

(Signature)	(Date)

Exhibit 10.26
Contract No. 051104-0004-0000    Amendment Number 2

Action by Unanimous Consent of the Board of Directors
Amendment of Qualified Retirement Plan

The undersigned, being all the members of the Board of Directors of Rayonier Advanced Materials Inc. (“Company”), hereby consent to the following resolutions:

WHEREAS, the Company maintains the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (“Plan”), a qualified retirement plan, for the benefit of its eligible employees.

WHEREAS, the Company has decided to amend the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement.

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Adoption Agreement.

WHEREAS, the Board of Directors has reviewed and evaluated the proposed amendments to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby approves the Amendment to Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, to be effective on 1-1-2016. A true copy of the amendment, as approved by the Board of Directors, is attached hereto.

RESOLVED FURTHER, that the President of the Company, or any other person or persons duly authorized to represent the Employer, may execute the amendment to the Plan and perform any other actions necessary to implement the Plan amendment.

RESOLVED FURTHER, if the Plan amendment modifies the provisions of the Summary Plan Description, Plan participants will receive a Summary of Material Modifications summarizing the changes under the amendment.

Directors:

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

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